SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2010 (May 3, 2010)

THE WET SEAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18632	33-0415940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26972 Burbank

Foothill Ranch, CA 92610

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code: (949) 699-3900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On May 3, 2010, The Wet Seal, Inc. (the “Company”) entered into the Satisfaction and Discharge of Indenture (the “Agreement”) with The Bank of New York Mellon. The Agreement acknowledges the satisfaction and discharge of the Indenture, dated as of January 14, 2005, between the Company and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee and collateral agent (the “Trustee”), as amended by that First Supplemental Indenture, dated as of March 1, 2006, as further amended by that Second Supplemental Indenture, dated as of June 21, 2006, and as further amended by that Third Supplemental Indenture, dated December 28, 2006, with respect to the Company’s 3.76% Secured Convertible Notes due 2012 in an aggregate principal amount of $56,000,000 (the “Notes”). The Notes have been either converted or purchased by the Company and cancelled by the Trustee. In accordance with Section 4.01 of the Indenture, the Company satisfied and discharged the Indenture, which satisfaction and discharge was acknowledged by the Trustee on May 3, 2010.

This summary of the Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, reference to all the provisions of the Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Shell Company Transactions.

Not Applicable.

(d)	Exhibits.

99.1        Satisfaction and Discharge of Indenture, dated May 3, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Wet Seal, Inc.

Dated: May 7, 2010	By:	/s/ STEVEN H. BENRUBI
	Name:	Steven H. Benrubi
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Description of Exhibit

99.1	Satisfaction and Discharge of Indenture, dated May 3, 2010.